Exhibit 99.2

FOR IMMEDIATE RELEASE

IPtimize Appoints 35-Year Industry Veteran as New Chairman and Chief Executive Officer

DENVER, CO—February 27, 2008—IPtimize, Inc. (Pink Sheets: IPZI) (“IPtimize” or the “Company”), a broadband voice and data service provider, announced today that effective February 22, 2008, Mr. Clinton Wilson resigned as Chief Executive Officer of IPtimize and that effective February 22, 2008, Mr. Ron Pitcock was appointed Chairman and Chief Executive Officer. Mr. Wilson will remain as President and Chief Operating Officer.

Ron Pitcock

Mr. Pitcock has 35 years of entrepreneurial and technology experience in the cable and telecommunications industry. Prior to joining IPtimize as a consultant in April 2007, Mr. Pitcock spent the past three years providing consulting services to various technology driven ventures. From 1997 through 2000, he founded and took public High Speed Access Corporation (“HSAC”), a $2.5 billon NASDAQ listed company and leading provider of high-speed internet access to residential and commercial end users in exurban areas of the U.S. From 1990 through 1997, Mr. Pitcock was Executive Vice President of Antec Corp. (NASDAQ: ANTC) and from 1980 through 1990, Mr. Pitcock was Regional Vice President of Anixter International (NYSE: AXE), where he increased sales from $5 million to $100 million in ten years. In 1999, Mr. Pitcock was inducted into The Cable Center’s Cable TV Pioneers, the preeminent organization providing resources for the cable telecommunications industry. He holds a Bachelor of Business Administration degree from Texas A&M University at Corpus Christi and a Masters Degree in Telecommunications from the University of Denver.

“With my previous success and experience in cable telecommunications, joining IPtimize as we launch into the cable TV industry is a natural fit,” stated Mr. Pitcock. “The ability to bridge the digital gap and provide high quality service to smaller markets is extremely exciting, particularly given the growing demand for bundled digital voice, online and cable TV services.”

About IPtimize, Inc.

IPtimize is a Denver-based broadband voice and data service provider that provides a simplified, best of breed and cost-effective turnkey solution to Cable TV operators in the Tier II and smaller cities, small and medium businesses (SMBs) and select industry channels. IPtimize distinguishes itself from both conventional Telco’s and discount Voice over Internet Protocol (VoIP) retailers by delivering managed, business grade service - agnostic of broadband provider or equipment.

Contact:

Investor	Corporate
After Market Support, LLC	IPtimize, Inc.
Elizabeth Sklaroff	Ron Pitcock, Chairman and CEO
(720) 489-4916	(303) 268-3604
elizabeth.sklaroff@aftermarketsupport.com	rpitcock@iptimize.com

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.

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